UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – March 16, 2005 (March 15, 2005)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

     Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

     Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 14, 2005, MDC Partners Inc., a Canadian corporation (the "Company"), amended its Credit Agreement, dated September 22, 2004 (as amended the “Credit Agreement”), by and among JPMorgan Chase Bank, The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with the Company, Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. Pursuant to such amendment, among other things, the lenders (i) extended the due date for the Company to deliver to the lenders its interim and annual financial statements; (ii) amended the pricing grid; (iii) modified the Company's total debt ratio, fixed charge coverage ratio and capital expenditures covenants; and (iv) waived any potential default that may have occurred as a result of the Company's failure to comply with its total debt ratio and fixed charge coverage ratio covenants. A copy of this Amendment No. 2 to the Credit Facility is annexed hereto as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On March 16, 2005, the Company issued a press release announcing the bank amendment and that the Company would file for a 15-day extension of the deadline to file its 2004 annual report on Form 10-K with the SEC until March 31, 2005. A copy of this press release is attached as Exhibit 99.1 hereto.

Risks and Uncertainties:

This document contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding recent business and economic trends, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

  risks arising from the Company’s delayed filing with the SEC of its Form 10-Q for the quarter ended September 30, 2004, and the Company’s need to restate its previously filed financial statements for quarterly periods ended June 30, 2004 and March 31, 2004, and the fiscal year ended December 31, 2003;
  risks associated with effects of national and regional economic and political conditions;

  the Company’s ability to attract new clients and retain existing clients;
  the financial success of the Company’s clients;
  the Company’s ability to retain and attract key employees;
  developments from changes in the regulatory and legal environment;
  foreign currency fluctuations;
  the successful completion and integration of acquisitions which complement and expand the Company’s’ business capabilities; and
  risks arising from potential material weaknesses in internal control over financial reporting.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 40-F and in the Company’s other SEC filings.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit 10.1: Amendment No. 2, dated as of March 15, 2005, to the Credit Agreement, dated as of September 22, 2004 (and amended on December 22, 2004), among JPMorgan Chase Bank, The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners Inc., Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers.

Exhibit 99.1: Press release, dated March 15, 2005

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 16, 2005	MDC Partners Inc.

By:

/s/ Steven Berns
Steven Berns,
Vice Chairman and Executive Vice President